Exhibit 99.1

September 26, 2023

Liberty Media Corporation Proposes Combination with Sirius XM Holdings Inc.

ENGLEWOOD, Colo. — (BUSINESS WIRE) — Liberty Media Corporation (“Liberty”) (Nasdaq: LSXMA, LSXMB, LSXMK, FWONA, FWONK, LLYVA, LLYVK) announced today that it communicated a proposal to the Special Committee of the Board of Directors (the “Special Committee”) of Sirius XM Holdings Inc. (Nasdaq: SIRI) (“SiriusXM”), which outlined the terms of a proposed combination of the Liberty SiriusXM tracking stock group (“LSXM”) with SiriusXM to form a new, consolidated public company (“New SiriusXM”).

In the proposed transaction, Liberty would separate LSXM by means of a redemptive split-off of a newly formed subsidiary of Liberty (“SplitCo”), which would own all of the assets and liabilities attributed to LSXM. In the split-off, holders of each series of LSXM common stock would receive a number of shares of a single series of common stock of SplitCo calculated based upon each underlying share of SiriusXM common stock held by SplitCo being exchanged for 1.05 shares of common stock of New SiriusXM. SplitCo would then combine with SiriusXM to form New SiriusXM, with the minority shareholders of SiriusXM receiving shares in New SiriusXM on a one-for-one basis. In addition, the minority shareholders of SiriusXM would receive a pro rata cash payment calculated based on the amount of the outstanding net debt of LSXM effectively assumed by New SiriusXM in the proposed transaction. New SiriusXM would have a single outstanding series of common stock, with each share entitling the holder thereof to one vote per share. By way of example, based on recent outstanding share counts, holders of LSXM common stock would receive 10.3 shares of New SiriusXM common stock for each share of LSXM common stock held at closing, and, based on the projected outstanding principal amount of LSXM net debt at year end, the minority shareholders of SiriusXM would receive 1 share of New SiriusXM common stock plus $0.55 in cash for each share of SiriusXM common stock held at closing. The minority shareholders of SiriusXM would collectively own approximately 16% of New SiriusXM, and the former holders of LSXM common stock would collectively own approximately 84% of New SiriusXM.

“Liberty’s proposal rationalizes the dual corporate structure between LSXM and SiriusXM and provides value to all shareholders with a more flexible and attractive currency in New SiriusXM,” said Greg Maffei, Liberty President & CEO. “SiriusXM minority shareholders will also benefit from enhanced trading dynamics, including increased liquidity and likelihood of future index inclusion. We are excited about the prospects for New SiriusXM and look forward to remaining meaningfully invested in the business. This simplified structure will also allow management to better focus on its strategic priorities, drive the company’s continued growth and simplify the investor relations story.”

The proposed transaction is intended to be tax-free (except with respect to any cash received) and would be subject to, among other things, the negotiation and execution of mutually acceptable definitive transaction documents and applicable board approvals, including the approval of a Special Committee. No further updates on the proposed transaction will be provided unless and until definitive documents are executed or discussions between the parties terminate.

The proposed transaction would not result in any changes to the Liberty Formula One tracking stock group or the Liberty Live tracking stock group.

Forward-Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including certain statements relating to the completion of the proposed transaction, proposed trading of New SiriusXM common stock and other matters related to such proposed transaction. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws. These forward-looking statements generally can be identified by phrases such as “possible,” “potential,” “intends” or “expects” or other words or phrases of similar import or future or conditional verbs such as “will,” “may,” “might,” “should,” “would,” “could,” or similar variations. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, the satisfaction of all other conditions to the proposed transaction. These forward-looking statements speak only as of the date of this press release, and Liberty expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Liberty, including its most recent Forms 10-K and 10-Q, as such risk factors may be amended, supplemented or superseded from time to time by other reports Liberty subsequently files with the SEC, for additional information about Liberty and about the risks and uncertainties related to Liberty’s business which may affect the statements made in this press release.

Additional Information

Nothing in this press release shall constitute a solicitation to buy or an offer to sell shares of common stock of Liberty, SiriusXM, SplitCo, or New SiriusXM. The proposed offer and issuance of shares of common stock of SplitCo and of the shares of New SiriusXM common stock, as applicable, in the proposed split-off and the proposed combination will be made only pursuant to an effective registration statement. Liberty and SiriusXM stockholders and other investors are urged to read the registration statement when it is available, together with all relevant SEC filings regarding the proposed transaction, and any other relevant documents filed as exhibits therewith, as well as any amendments or supplements to those documents, because they will contain important information about the proposed transaction. Copies of these SEC filings will be available free of charge at the SEC’s website (http://www.sec.gov). Copies of the filings together with the materials incorporated by reference therein will also be available, without charge, by directing a request to Liberty Media Corporation, 12300 Liberty Boulevard, Englewood, Colorado 80112, Attention: Investor Relations, Telephone: (877) 772-1518.

Participants in a Solicitation

Liberty and SiriusXM and their respective directors and executive officers and other persons may be deemed to be participants in a solicitation in respect of any proposals relating to the proposed transaction. Information regarding the directors and executive officers of Liberty and any participants in a solicitation and a description of their respective direct and indirect interests, by security holdings or otherwise, will be available in relevant SEC filings regarding the proposed transaction to be filed with the SEC. Investors should read relevant SEC filings regarding the proposed transaction carefully before making any voting or investment decisions. Free copies of these materials from Liberty may be obtained as indicated above.

About Liberty Media Corporation

Liberty Media Corporation operates and owns interests in a broad range of media, communications and entertainment businesses. Those businesses are attributed to three tracking stock groups: the Liberty SiriusXM Group, the Formula One Group and the Liberty Live Group. The businesses and assets attributed to the Liberty SiriusXM Group (NASDAQ: LSXMA, LSXMB, LSXMK) include Liberty’s interest in SiriusXM. The businesses and assets attributed to the Formula One Group (NASDAQ: FWONA, FWONK) include Liberty’s subsidiary Formula 1 and other minority investments. The businesses and assets attributed to the Liberty Live Group (NASDAQ: LLYVA, LLYVK) include Liberty’s interest in Live Nation and other minority investments.

Liberty Media Corporation

Shane Kleinstein, 720-875-5432

Source: Liberty Media Corporation